Exhibit 99.1

Investor Relations Contact: Stephanie Prince / Jody Burfening (212) 838-3777 sprince@lhai.com or ir@augme.com	Public Relations Contact: pr@hipcricket.com LHA

Augme Technologies Raises $6.6 Million in Public Offering

NEW YORK, NY – January 30, 2013 -- Augme Technologies, Inc. (OTCQB: AUGT) ("Augme®") ("the Company"), a technology and services leader in interactive media and mobile marketing and mobile advertising, today announced that it has received commitments for the purchase of approximately $6.6 million of its securities in a registered direct offering. The Company sold 13,469,661 shares of its common stock together with warrants to purchase an additional 6,734,831 shares of common stock at a per unit price of $0.49. Each warrant is exercisable for a period of 5 years at an exercise price of $0.66 per share.

The closing of the offering is expected to take place on or about February 4, 2013, subject to satisfaction of customary closing conditions. The Company intends to use the net proceeds from this offering for general corporate purposes.

Roth Capital Partners, LLC acted as sole placement agent for the offering.

A shelf registration statement (File No. 333-175191) relating to these securities was declared effective by the Securities and Exchange Commission on July 13, 2011.  A prospectus supplement related to the offering was filed with the Securities and Exchange Commission. The securities may be offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.  Copies of the final prospectus supplement and accompanying base prospectus related to this offering may be obtained from the Securities and Exchange Commission’s website at http://www.sec.gov or by contacting Roth Capital Markets,  888 San Clemente Drive, Suite 400, Newport Beach, CA 92660, by calling 800-678-9147, or by emailing rothecm@roth.com.

This press release does not and shall not constitute an offer to sell or the solicitation of an offer to buy any of the Company's securities, nor shall there be any sale of the Company's securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Augme Technologies, Inc.

Augme® Technologies, Inc. (OTCBB: AUGT) provides strategic services and mobile marketing technology to leading consumer and healthcare brands. Selling its products and services under the Hipcricket brand, Augme's platform has provided measurable successes in over 250,000 campaigns for its clients, which include many of America's brand-name leaders (e.g., Macy's, MillerCoors and Clear Channel) in a variety of industries, along with their agencies.

Augme's offerings allow marketers, brands, and agencies to plan, create, test, deploy, and track mobile marketing programs across every mobile channel, including SMS, MMS, 2D/QR codes, mobile websites, advertising networks, social media and branded apps. Augme's AD LIFE® platform facilitates consumer brand interaction and the ability to track and analyze campaign results. Using its own patented device-detection and proprietary mobile content adaptation software, AD LIFE® solves the mobile marketing industry problem of disparate operating systems, device types, and on-screen mobile content rendering. Augme also provides business-to-consumer solutions, including national mobile couponing campaigns, strategic mobile healthcare tools, custom mobile application development, and consumer data tracking and analytics. In addition to AD LIFE®, Augme in 2011 acquired the assets of Hipcricket, Inc. and and licenses the digital broadcast platform BOOMBOX®. Augme is headquartered in New York City, with operations in Seattle, Atlanta, Dallas, Los Angeles, San Francisco, Chicago, Miami and Tucson. For more information visit www.augme.com or www.hipcricket.com.

Augme Technologies™, Hipcricket®, Augme®, AD LIFE®, BOOMBOX®, AD SERVE® and the Augme logo are trademarks of Augme Technologies, Inc. All rights reserved. 2009-13.

Forward-Looking Statements

This release includes forward-looking statements. All statements regarding the expected results of our restructuring and our expected future financial position, including management's revenue guidance, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," " and other similar expressions are forward-looking statements. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. Factors that may cause actual results to differ materially from those in the forward-looking statements include those set forth in Augme's Form 10-K for the year ended February 29, 2012 and more recent reports and registration statements filed with the SEC. Augme Technologies, Inc. is under no obligation (and expressly disclaims any such obligation) to update or alter such forward-looking statements, whether as a result of new information, future events or otherwise.

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